EXHIBIT 99.1

Classover Regains Compliance with Nasdaq Minimum Bid Price Requirement

NEW YORK CITY, NY / ACCESS Newswire / March 31, 2026 / Classover Holdings Inc. (NASDAQ:KIDZ) (“Classover” or the “Company”), a leading provider in K-12 educational AI, today announced that it has received written notification from The Nasdaq Stock Market LLC (“Nasdaq”) confirming that the Company has regained compliance with the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2).

As previously disclosed, the Company had received notice from Nasdaq that it was not in compliance with the minimum bid price requirement because the closing bid price of its common stock had fallen below $1.00 per share for a period of 30 consecutive business days. In order to regain compliance, the Company was required to maintain a minimum closing bid price of $1.00 per share for at least 10 consecutive business days.  The Nasdaq written notification indicated that for the last 12 consecutive business days, the bid price for the Company’s Class B common stock had been at $1.00 per share or greater, as required by the listing rule.

The Company believes that regaining compliance with the Nasdaq listing rules removes uncertainties related to the trading of the Company’s securities and further reinforces its standing in the capital markets, providing a more stable foundation for the continued execution of its business strategy and long-term initiatives.

About Classover

Classover Holdings Inc. (NASDAQ:KIDZ) is an AI-driven education technology company transforming extensive live teaching experience into proprietary AI-powered learning systems. By integrating artificial intelligence, AI agents, and robotics, Classover is building the next generation of global education infrastructure designed to make learning outcomes measurable, verifiable, and accessible across borders. The Board believes focused investment in AI, intelligent agents, and robotics aligns with the Company’s mission and positions it to capture the next wave of educational technology innovation.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on Classover’s current beliefs, expectations and assumptions regarding the future of Classover’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of Classover’s control including, but not limited to: Classover’s ability to execute its business model, including obtaining market acceptance of its products and services; Classover’s financial and business performance, including financial projections and business metrics and any underlying assumptions thereunder; Classover’s ability to maintain the listing of its securities on Nasdaq; changes in Classover’s strategy, future operations, financial position, estimated revenue and losses, projected costs, prospects and plans; Classover’s ability to attract and retain a large number of customers; Classover’s future capital requirements and sources and uses of cash; Classover’s ability to attract and retain key personnel; Classover’s expectations regarding its ability to obtain and maintain intellectual property protection and not infringe on the rights of others; changes in applicable laws or regulations; the possibility that Classover may be adversely affected by other economic, business, and/or competitive factors; the risk that the price of SOL, which has historically been subject to dramatic price fluctuations and is highly volatile, could fall substantially negatively impacting Classover’s financial condition and results of operations; regulatory changes related to crypto assets; and fluctuations in the price of crypto assets. These risks and uncertainties also include those risks and uncertainties indicated in Classover’s filings with the SEC. Classover’s actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements.

Any forward-looking statement made by Classover in this press release is based only on information currently available to Classover and speaks only as of the date on which it is made. Classover undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contacts

Classover Holdings Inc.

ir@classover.com

800-345-9588